UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 9, 2012

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1507 Pine Street, Boulder, CO  80302
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.03	MODIFICATION OF A DIRECT FINANCIAL OBLIGATION

     Effective November 9, 2012, Casinos U.S.A., Inc., (as “Casinos”) a wholly-owned subsidiary of Global Casinos, Inc., (the “Company”) executed a Second Allonge and Modification Agreement (“Agreement”) with Lisa Paige Montrose (as “Lender”) modifying the terms of that certain promissory note in the original principal amount of $761,202.21 dated as of January 17, 1997 (the “Note”) providing for extensions of the maturity date of the Note with modifications to its terms, subject to the conditions set forth in the Agreement.  Casinos also executed a Modification to Second Deed of Trust which secures the Note reflecting the terms of the Agreement.  A copy of the Second Allonge and Loan Participation Agreement and Modification to Second Deed of Trust are filed herewith as Exhibits 10.1 and 10.2.

ITEM 9.01:       EXHIBITS

(c)	Exhibit

Item	Title
10.1	Second Allonge and Modification Agreement
10.2	Modification to Second Deed of Trust

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc (Registrant)

Dated: November 13, 2012	/s/ Clifford L. Neuman_______________ Clifford L. Neuman, President